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                                 EXHIBIT 21.1

                               Zany Brainy, Inc.
                                 Subsidiaries


     Name of Subsidiary                   State or Jurisdiction of Incorporation
     ------------------                   --------------------------------------
     Children's Products, Inc.            Delaware
     Children's Development Inc.          Delaware
     Children's, Distribution L.L.C.      New Jersey
     Zany Brainy Direct LLC               Delaware
     Noodle Kidoodle, Inc.                Delaware